UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                     December 20, 2012

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7405 Irvington Road, Omaha, NE	68122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (402) 331-3727

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AMCON Distributing Company held its annual meeting of stockholders on Thursday, December 20, 2012, at which meeting our stockholders voted upon the following matters:

•
The election of two Class I directors to hold office for a term expiring at our annual meeting of stockholders following our 2015 fiscal year, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal; and

•	The ratification and approval of the selection of McGladrey LLP as our independent registered public accounting firm for our 2013 fiscal year.

Election of Directors

At the annual meeting, Jeremy W. Hobbs and Stanley Mayer each was elected as a Class I director.  The following is a summary of the votes cast at the annual meeting with respect to the election of directors:

Name	Votes in Favor	Votes Withheld
Jeremy W. Hobbs	346,849	8,278
Stanley Mayer	346,949	8,178

There were 163,874 broker non-votes with respect to this matter.

In addition to the two Class I directors elected at the annual meeting, the persons continuing their term of office as members of our board of directors are:

Class II Directors (term to expire at the annual meeting following our 2013 fiscal year)
Christopher H. Atayan
Raymond F. Bentele
Class III Directors (term to expire at the annual meeting following our 2014 fiscal year)
Kathleen M. Evans
John R. Loyack
Timothy R. Pestotnik

Ratification and Approval of Independent Registered Public Accounting Firm

At the annual meeting, the selection of McGladrey LLP as our independent registered public accounting firm for our 2013 fiscal year was ratified and approved.  The following is a summary of the votes cast at the annual meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Ratification and approval of the selection of McGladrey LLP	503,674	13,700	1,627

There were no broker non-votes with respect to this matter.

Additional information regarding the matters voted on at the annual meeting is contained in our proxy statement dated November 16, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY

Dated: December 20, 2012
	By:	/s/ Andrew C. Plummer
Andrew C. Plummer
Vice President & Chief Financial Officer